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                                                                    EXHIBIT 3.37


                                    AMENDMENT
                                       TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              HERBALIFE LEINER, LLC

      THIS AMENDMENT (this "Amendment") to the Limited Liability Company Agreement of Herbalife Leiner, LLC, a Delaware limited liability company (the "Company"), between Leiner Health Products, Inc ("Leiner") and Herbalife International, Inc. ("Herbalife") (as originally adopted and amended from time to time, the "Company Agreement"), is made and entered into as of July 31, 2002. Capitalized terms used in this Amendment and not otherwise herein defined are used as defined in the Company Agreement.

                              W I T N E S S E T H :


      WHEREAS, Section 16.5 of the Company Agreement provides that the Company Agreement may be amended by a writing signed by all of the Members owning Membership Interests at the relevant time with the approval of at least two-thirds of the Managers then in office; and

      WHEREAS, the undersigned Managers constitute at least two-thirds of the Managers of the Company; and

      WHEREAS, pursuant to the Membership Interest Sale and Purchase Agreement between Leiner and Herbalife dated as of November 29, 2001, Leiner has sold to Herbalife all of the Membership Interest of Leiner in the Company; and

      WHEREAS, Herbalife is the sole Member of the Company owning all of the Membership Interest in the Company;

      NOW, THEREFORE, the Company Agreement is amended as follows:

      1. Approval of Name Change. The name of the Company shall be Herbalife China, LLC and the change of the Company's name to Herbalife China, LLC on the records of the Secretary of State of the State of Delaware is hereby ratified and confirmed in all respects.

      2. Affiliate Obligations. Notwithstanding anything to the contrary in the Company Agreement, the Company shall have the power and authority, and it shall be within the Company's authorized purposes, to (i) guarantee any or all obligations of any
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or all of its Affiliates and (ii) secure any such guarantee or guarantees with any or all of the Company's assets. Notwithstanding anything to the contrary in the Company Agreement, any Manager or officer of the Company acting alone and without further action of any other Manager or officer or the Member of the Company is authorized to execute, deliver and cause the Company to perform its obligations under all agreements, instruments, promissory notes, deeds of trust, mortgages or other documents as the Manger or officer executing the same shall determine to be necessary or desirable in connection with the operations of the Company including the guarantee by the Company of any or all obligations of any and all Affiliates and the grant of a security interest, lien or mortgage on all or any part of the Company's assets to secure such guarantee or guarantees, his or her execution thereof to be conclusive evidence of such determination.

      3. Execution, Delivery and Performance of the Loan Documents. Notwithstanding anything to the contrary in the Company Agreement, the Company is authorized and directed and shall have all requisite power and authority to execute, deliver and perform its obligations under (i) the Security Agreement (the "Security Agreement"), dated on or about the date hereof, among inter alia, Herbalife, WH Holdings (Cayman Islands) Ltd. ("Holdings"), WH Intermediate Holdings Ltd. ("Parent"), WH Luxembourg Holdings S.a.R.L. ("Luxembourg Holdings"), WH Luxembourg Intermediate Holdings S.a.R.L. ("Luxembourg Intermediate Holdings") and WH Luxembourg CM S.a.R.L. ("Luxembourg CM" and collectively with Holdings, Parent Luxembourg Holdings and Luxembourg Intermediate Holdings, the "Initial Guarantors"), each of the subsidiary guarantors listed on the signature pages to the Security Agreement and from time to time becoming a party thereto by execution of a joinder agreement (the "Subsidiary Guarantors" and collectively with the Initial Guarantors, the "Guarantors") and UBS AG, Stamford Branch (the "Collateral Agent") in its capacity as collateral agent for the lending institutions (the "Lenders") from time to time party to the Credit Agreement and (ii) the Credit Agreement, dated on or about the date hereof, among, inter alia, Herbalife and the Guarantors, the Lenders from time to time party thereto, GE Capital Corporation, as Syndication Agent, Rabobank International as Documentation Agent and the Collateral Agent as Administrative Agent (the "Credit Agreement" and together with the Security Agreement, the "Loan Documents"); and the Company is authorized and directed and shall have all requisite power and authority to execute and deliver all such other agreements, documents, promissory notes, deeds of trust, mortgages or other instruments necessary or incidental to the Loan Documents and perform its obligations thereunder.

      4. Authorization of Managers and Officers. Notwithstanding anything to the contrary in the Company Agreement, any Manager or officer of the Company acting alone and without further action of any other Manager or officer or the Member of the Company is authorized and directed to execute, deliver and cause the Company to perform its obligations under the Loan Documents with such changes, modifications and

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amendments as the Manager or officer executing the same determines to be appropriate, his or her execution thereof to be conclusive evidence of such determination; and any Manager or officer of the Company acting alone and without further action of any other Manager or officer or the Member of the Company is authorized and directed to execute, deliver and to cause the Company to perform its obligations under all such other agreements, documents, promissory notes, deeds of trust, mortgages or other instruments as the Manager or officer executing the same shall determine to be necessary or incidental to the Loan Documents, his or her execution thereof to be conclusive evidence of such determination.

      5. Governing Law. This Amendment shall be governed by, and construed and enforced under, the laws of the Stare of Delaware.

      6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

                                         HERBALIFE INTERNATIONAL, INC.,
                                          AS SOLE MEMBER


                                                    /s/  Douglas Sages
                                         ---------------------------------------
                                         By:      Douglas Sages
                                         Title:   Executive Vice President

                                                    /s/  Frank Morse
                                         ---------------------------------------
                                         Name:    Frank Morse
                                         Manager

                                                     /s/  Brian Kane
                                         ---------------------------------------
                                         Name:    Brian Kane
                                         Manager

                                                    /s/  John Purdy
                                         ---------------------------------------
                                         Name:    John Purdy
                                         Manager


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                                                   /s/  Bernard O'Brien
                                         ---------------------------------------
                                         Name:    Bernard O'Brien
                                         Manager


                                         ---------------------------------------
                                         Name:    Joe Wojick
                                         Manager


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